UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 7, 2019

INTERNATIONAL MONEY EXPRESS, INC.
(Exact name of registrant as specified in charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-37986 (Commission File Number)	47-4219082 (I.R.S. Employer Identification No.)

9480 South Dixie Highway, Miami, Florida (Address of Principal Executive Offices)	33156 (Zip Code)

Registrant’s telephone number, including area code: (305) 671-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock ($0.0001 par value)	IMXI	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 7, 2019, the board of directors (the “Board”) of International Money Express, Inc. (the “Company”) approved an increase in the number of authorized directors on the Board from eight to nine and appointed Christopher B. Lofgren to the Board to fill the newly created directorship resulting from the increase in the number of authorized directors. Mr. Lofgren was appointed as a Class I director, with an initial term expiring at the 2020 annual meeting of stockholders.

The increase in the size of the board of directors and the election of Mr. Lofgren to fill the newly created vacancy on the Board was based upon the recommendations of the Nominating and Corporate Governance Committee of the Board.

Mr. Lofgren, age 60, served as Chief Executive Officer and President, and as a director, of Schneider National, Inc. from August 2002 until his retirement in April 2019. He joined Schneider Logistics in 1994 as vice president of engineering and systems. He later served as Chief Information Officer and Chief Operating Officer before being named President and Chief Executive Officer of Schneider in 2002. Before joining Schneider, Mr. Lofgren held positions at Symantec Corporation, Motorola and CAPS Logistics. The Company believes that Mr. Lofgren possesses specific attributes that qualify him to serve as a member of the Board, including his experience leading and managing technology companies and his service as a director of other technology companies.

There is no arrangement or understanding between Mr. Lofgren and any other person pursuant to which Mr. Lofgren was selected as a director. There are no family relationships among any of our directors or executive officers and Mr. Lofgren. Mr. Lofgren has not had an interest in any transaction since the beginning of the Company’s last fiscal year, or any currently proposed transaction, that requires disclosure pursuant to Item 404(a) of Regulation S-K.

As a non-employee director, Mr. Lofgren will be entitled to receive an annual retainer of $50,000 paid in cash and $70,000 paid in an equity-based award, vesting over a one year period, in connection with his appointment to the Board.

On October 8, 2019, the Company issued a press release announcing the appointment of Mr. Lofgren as a director. A copy of the Company’s press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K. The information in Exhibit 99.1 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Description

99.1	Press release, dated October 8, 2019, issued by International Money Express, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNATIONAL MONEY EXPRESS, INC.

Dated: October 8, 2019	By:	/s/ Tony Lauro II
	Name:	Tony Lauro II
	Title:	Chief Financial Officer